Exhibit 4.2
SEE REVERSE FOR CERTAIN DEFINITIONS SMART MOVE, INC.
UNITS CONSISTING OF TWO SHARES OF COMMON STOCK AND ONE FIVE-YEAR WARRANT EACH TO PURCHASE ONE SHARE OF COMMON STOCK
THIS CERTIFIES THAT CUSIP 831920202 IS THE OWNER OF Each Unit (“Unit”) consists of one share of common stock, par value $ .0001 per share (“Common Shares”), of Smart Move, Inc., a Delaware corporation (the “Company”), and one warrant (the”Warrants”). Each Warrant entitles the holder to purchase one (1) Common Share for $ per share (subject to adjustment). Each Warrant shall be exercisable beginning on the date the Units are separated through the date which is five (5) years thereafter. The Common Shares and Warrants comprising the Units represented by the this certificate are not transferable separately prior to ___, 2006, subject to earlier separation in the discretion of Newbridge Securities Corporation. The terms of the Warrants are governed by a Warrant Agreement, dated as of ___, 200_, between the Company and Corporate Stock Transfer, Inc., as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holderof this cer-tificateconsents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at ___, and are available to any Warrant holder on written request and without cost. This Certificate is not valid until countersigned by the Transfer Agent and Registrar of the Company. WITNESS the facsimile seal of the Company and the facsimile signature of its duly authorized officers. By:___, Smart Move, Inc.

Smart Move, Inc.
The Corporation will furnish without charge to each shareholder who so requests. a statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each class of share or series thereof of the Company and the qualifications, limitations or restrictions of such preferences and/or rights. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
                                        TEN COM — as tenants in common
                                        TEN ENT — as tenants by the entireties
                                        JT TEN — as joint tenants with right of survivorship
                                                            and not as tenants in common
                                        UNIF GIFT MIN ACT—                      Custodian
                                                                                          (Cust)                         (Minor)
                                                                                  under Uniform Gift to Minors Act ________
                                                                                                                                            (State)
Additional abbreviations may also be used though not in the above list.

                    For Value Received, hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.
Dated

NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR,WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed
By
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.
KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.